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                                                                    EXHIBIT 16.2

                       Blackburn, Childers & Steagall, PLC
                               801 B Sunset Drive
                                  P.O. Box 3745
                         Johnson City , Tenn.37602-3745


November 3, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

           Re:     Mycom Group, Inc.
                   File No. 0-29836

Dear Sir or Madam:

         This firm has reviewed Item 4 of Mycom Group, Inc.'s Current Report on Form 8-K/A, dated November 3, 2000, as regards our replacement as its certifying accountants. Please be advised that we are in concurrence with the disclosures therein.


                                    Sincerely,



                                    /s/ Blackburn, Childers & Steagall, PLC
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                                        Blackburn, Childers & Steagall, PLC